SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2011

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54193	27-3312261
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

Station GVR Acquisition, LLC (the “Purchaser”), an indirect subsidiary of Station Casinos LLC (the “Registrant”), and Green Valley Ranch Gaming, LLC (the “Seller”) entered into an Asset Purchase Agreement, dated as of March 9, 2011 (the “GVR Asset Purchase Agreement”).  Pursuant to the GVR Asset Purchase Agreement, the Purchaser will purchase substantially all of the assets and assume certain specified liabilities of the Seller for $500 million, all as described more fully in the GVR Asset Purchase Agreement.  The GVR Asset Purchase Agreement is subject to, among other things, the bankruptcy court entering a confirmation order confirming the chapter 11 plan of reorganization of the Seller.

The foregoing summary of the GVR Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the GVR Asset Purchase Agreement, which is attached as Exhibit 10.1 and incorporated by reference in its entirety.

Item 8.01.  Other Events.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of the Registrant, dated March 10, 2011, announcing an agreement with the Seller to purchase all of the assets of Green Valley Ranch Resort for $500 million through a pre-packaged plan of reorganization.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the bankruptcy court approves the disclosure statement relating to such plan.  Accordingly, this current report is not intended to be, nor should it be construed as, a solicitation for a vote on the plan of reorganization of the Seller.

Item 9.01.  Financial Statements and Exhibits.

(d)                                   Exhibits. The following exhibits are being filed herewith:

10.1                           Asset Purchase Agreement, dated as of March 9, 2011, by and between Station GVR Acquisition, LLC and Green Valley Ranch Gaming, LLC.

99.1                           Text of press release, dated March 10, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos LLC

Date:	March 11, 2011	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 9, 2011, by and between Station GVR Acquisition, LLC and Green Valley Ranch Gaming, LLC.

99.1	Text of press release, dated March 10, 2011.